Exhibit 10.18C

MB FINANCIAL, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

RS-M  NO. _______

Shares of Restricted Stock are hereby awarded on ____________ by MB Financial, Inc., a Maryland corporation (the “Company”), to ______________ (the "Grantee"), in accordance with the following terms and conditions.

1.           Share Award.  The Company hereby awards to the Grantee ________ shares (the "Shares") of the common stock, par value $.01 per share (“Common Stock”), of the Company, pursuant to the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  A copy of the Plan, as currently in effect, is incorporated herein by reference and either is attached hereto or has been delivered previously to the Grantee.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

2.           Restrictions on Transfer and Restricted Period.  Except as otherwise provided in this Section 2 or in Section 3 of this Agreement, during the period commencing on ______________ and terminating on ______________  (the "Restricted Period"), the Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except in the event of the death of the Grantee, by will or the laws of descent and distribution, or, during the lifetime of the Grantee, pursuant to a Qualified Domestic Relations Order or by gift to any member of the Grantee’s immediate family or to a trust for the benefit of Grantee or one or more of such immediate family members, provided, that such Shares shall remain subject to the provisions of the Agreement.  For purposes of this Section 2, the Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.  The lapsing of the restrictions described above is sometimes referred to in this Agreement as “vesting.”

Subject to Section 3 of this Agreement and the TARP Addendum to Restricted Stock Agreement attached hereto and incorporated herein (the “TARP Addendum”), the Shares will vest per the following schedule:

100% (one hundred percent) of the Shares will vest on ______________  (the “Scheduled Vesting Date”), provided that Grantee is then serving as an employee of the Company or any Subsidiary.

3.           Termination of Service.  If the Grantee’s employment is terminated for any reason (other than death, Disability, involuntary termination without Cause, a Pre-Age 65 Service Retirement (as defined below), a Retirement (as defined below), a Post-Age 65 Service Retirement (as defined below), or a termination upon or after a Change in Control resulting in severance benefits becoming payable to the Grantee under any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary) prior to the vesting of the Shares, then the Shares shall upon such termination of employment be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may, in the event of a termination of employment for a reason other than death, Disability, involuntary termination without Cause, Pre-Age 65 Service Retirement, Retirement, Post-Age 65 Service Retirement,  termination resulting in change in control severance benefits becoming payable to the Grantee under any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary, or Cause, provide for the lapsing of such restrictions upon such terms and provisions as it deems proper.

If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death prior to age 65 and the Grantee’s age plus years of service is equal to or greater than ninety (90), then the termination is considered to be a “Pre-Age 65 Service Retirement.”

If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Grantee’s age plus years of service is less than ninety (90), then the termination is considered to be a “Retirement.”

If the Grantee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Grantee’s age plus years of service is equal to or greater than ninety (90), then the termination is considered to be a “Post-Age 65 Service Retirement.”

       To the extent the terms of any employment, severance or other agreement to which the Grantee is a party with the Company or any Subsidiary that is then in effect provide vesting rights with respect to the Shares in addition to those contained in this Section 3, such additional rights shall be deemed to be part of this Agreement and are incorporated herein by reference.

Notwithstanding the foregoing, vesting pursuant to the provisions of this Section 3 shall be subject to the TARP Addendum.

4.           Certificates for the Shares.  The Company shall issue a certificate in respect of the Shares in the name of the Grantee, and shall hold such certificate on deposit for the account of the Grantee with respect to the Shares represented thereby until such time as the Shares vest.  Such certificate shall bear the following (or a similar) legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan and in a Restricted Stock agreement dated _____________.  A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of MB Financial, Inc.”

The Grantee further agrees that simultaneously with his/her execution of this Agreement, he/she shall execute a stock power endorsed in blank in favor of the Company with respect to the Shares and he/she shall promptly deliver such stock power to the Company.

5.           Grantee's Rights; Dividends.  Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have the rights of a stockholder to vote the Shares.  Cash dividends paid on the Shares shall accumulate, without interest, and be paid in cash at the time the Shares vest under Section 2 or 3, or shall be forfeited at the time the Shares are forfeited.  Cash dividends paid during any period in which transferability of Shares which have vested in accordance with Section 2 or 3 above is limited by the TARP Addendum shall be paid to the Grantee on or within thirty days after the payment date for such dividend.  If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

6.           Vesting.  Unless otherwise required to comply with the TARP Addendum:  (a) upon the vesting of the Shares, the Company shall deliver to the Grantee (or, in the event of a transfer of Shares permitted by Section 2 of this Agreement, the person to whom the transferred Shares are so transferred) the certificate in respect of such vested Shares and the related stock power held by the Company pursuant to Section 4 above, and (b) the Shares which shall have vested shall be free of the restrictions referred to in Section 2 above and the certificate relating to such vested Shares shall not bear the legend provided for in Section 4 above.

7.           Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares subject to this Agreement, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares covered by this Agreement shall always be a whole number and the average closing price shall be rounded to the nearest whole cent.

8.           Effect of Change in Control.  A Change in Control shall not, by itself, result in acceleration of vesting of the Shares, provided, however, that in the case of a Change in Control or any other transaction where the Company is not the continuing entity (a “Transaction”), unless this award (whether vested or unvested) is, in accordance with the agreement to which the Company is a party providing for the Transaction (the “Transaction Agreement”), assumed by the continuing entity or such entity’s ultimate parent entity or cancelled in exchange for consideration payable to the Grantee as specified in the Transaction Agreement, the Grantee (or Grantee’s permitted transferee under Section 2 of this Agreement) shall upon consummation of such Transaction be entitled to receive a cash payment for each Share subject to this Agreement (whether vested or unvested) from the continuing entity or such entity’s ultimate parent entity equal to the Fair Market Value of a Share on the day prior to the effective date of the Transaction; provided, further, that any such payment shall comply with the TARP Addendum.

9.           Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

10.           Plan and Plan Interpretations as Controlling.  The Shares awarded hereby and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee and all other interested parties with regard to any questions arising hereunder or under the Plan.

11.           Grantee Employment.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee's employment, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

12.           Withholding Tax.  Except as otherwise provided in the TARP Addendum, upon the vesting of the Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor provision thereto), the Company may withhold from any payment or distribution made under the Plan sufficient Shares to cover any applicable withholding and employment taxes.  The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold at the time such dividends are paid to Grantee pursuant to Section 5 of this Agreement.

13.           Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement, including the TARP Addendum, by signing in the space provided below and signing the attached stock power and returning a signed copy hereof and of the attached stock power to the Company.

14.           Electronic Signature.  All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement.  Grantee’s electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, Grantee’s manual signature.  Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MB FINANCIAL, INC.

Signature

ACCEPTED:

Name of Grantee:

(Street Name)

(City, State and Zip Code)

STOCK POWER

For value received, I hereby sell, assign, and transfer to MB Financial, Inc. (the "Company") ______ shares of the common stock of the Company, standing in my name on the books and records of the Company, represented by Certificate No.  , and do hereby irrevocably constitute and appoint the Secretary of the Company attorney, with full power of substitution, to transfer this stock on the books and records of the Company.

Name of Grantee:

Dated:

In the presence of:

MB FINANCIAL, INC.

TARP ADDENDUM TO RESTRICTED STOCK AGREEMENT

Additional Terms and Conditions Applicable to ________ Award

1.Purpose; Compliance with TARP Requirements:
The purpose of this TARP Addendum to Restricted Stock Agreement (“TARP Addendum”) is to incorporate into the terms of the Restricted Stock Agreement (“Agreement”), to which this Addendum is attached and hereby incorporated therein, provisions necessary to ensure compliance by the Company and Grantee with the applicable requirements of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), as such requirements are implemented by rules, regulations or other guidance issued by the U.S. Department of Treasury from time to time, including, but not limited to, the Interim Final Rule published June 15, 2009 (the “IFR”) (the provisions of EESA, as amended by ARRA, as implemented by the IFR, together with such amendments or modifications thereto and any other rules, regulations or guidance relating thereto as may be published from time to time are referred to herein, collectively, as the “TARP Requirements”).  To the extent not otherwise defined in the Agreement or this TARP Addendum, capitalized terms shall have the meaning ascribed to such term in the IFR.  References to “Q-xx” in this TARP Addendum are references to the corresponding question and answer section in the IFR as may be amended.

In the event all or any portion of the provisions of the Agreement is found to be in conflict with any applicable TARP Requirements, then in such event this award and the provisions of the Agreement shall be subject to and automatically modified by this TARP Addendum to reflect such TARP Requirements and this award and the Agreement shall be interpreted and administered accordingly.

As a condition of receiving this award of Shares of Restricted Stock, Grantee acknowledges and agrees that (A) this award is and shall remain subject to any applicable TARP Requirements, (B) this award is subject to modification in order to comply with applicable TARP Requirements, and (C) Grantee agrees to immediately repay any amounts that may have been received by Grantee under this award that are later determined to be in conflict with any applicable TARP Requirements.

In furtherance of and without limiting the foregoing, the Shares of Restricted Stock awarded under the Agreement shall be subject to the provisions set forth below in this TARP Addendum.

2.Applicability:
This TARP Addendum and the TARP Requirements are only applicable to this award if (A) Grantee is or becomes a Most Highly Compensated Employee of the Company whose compensation is subject to the limitations on paying or accruing any bonus, retention award and incentive compensation, described in Section 111(3)(D) of EESA, as amended by ARRA, and Q-1 (Sec. 30.1) and Q-10 (Sec. 30.10), prior to the date the Shares of Restricted Stock become vested and transferable under the terms of the Agreement (such limitations the “Bonus Limitations”), (B) Grantee is a Senior Executive Officer or a Most Highly Compensated Employee of the Company with respect to whom the Company is prohibited from making any golden parachute payment described in Section 111(3)(C) of EESA, as amended by ARRA, and Q-1 and Q-9 (Sec. 30.9) (such prohibition the “Golden Parachute Prohibition”), or (C) TARP Requirements otherwise apply to this award to Grantee.

To the extent the TARP Requirements are not and do not become applicable to Grantee for the reasons described above, then this TARP Addendum and the TARP Requirements shall not apply to this award and Grantee’s rights to the Shares shall be governed solely by the terms of the Agreement without regard to this TARP Addendum.

3.Long-Term Restricted Stock Award; Effect on Transferability:
To the extent the granting of this award or Grantee’s rights to the accrual or payment (within the meaning of the TARP Requirements) of all or any portion of the Shares covered by this award are subject to the Bonus Limitations, this award shall be an award of Long-Term Restricted Stock described in Q-1 intended to satisfy the TARP Requirements.

To the extent required to comply with the TARP Requirements, the Shares of Restricted Stock covered by this award shall, to the extent applicable, (A) be subject to reduction, as more particularly described  below, to such number of Shares as is necessary so that the value of the Shares of Restricted Stock granted to Grantee hereunder does not exceed the limitations set forth in Q-10(e), (B) not become vested to the extent such vesting is not permitted by the TARP Requirements, (C) be subject to a Restricted Period (as defined under the Agreement) of not less than two years (except for death, disability or a change in control event (under Treas. Reg. Section 1.409A-3(i)(5)(i))(j) and (D) to the extent otherwise vested, not become transferable earlier than permitted under the schedule set forth in Q-1 (under the definition of Long-Term Restricted Stock) pertaining to redemption by the Company of all or a certain portions of the preferred stock issued to the U.S. Treasury under EESA (or for certain merger or acquisition transactions).

The reduction described in clause (A) above shall be equal to the excess, if any, by which the aggregate value of the Shares (determined as of the date of grant) exceeds one-third of Grantee’s total annual compensation for the fiscal year of the grant. If such excess occurs, then, except as provided below, without any further action by the Company or Grantee, the number of Shares of Restricted Stock covered by this award shall be reduced by the number of Shares (rounded up to the nearest whole Share) determined by multiplying the number of Shares covered by the ratio of the amount by which such aggregate value exceeded one-third of Grantee’s total annual compensation to the aggregate value of the Shares as of the date of grant.  Such reduction shall be effective and such excess Shares shall be cancelled as of December 31 of the fiscal year of the date of grant.  The foregoing determinations shall be made in accordance with the provisions of Q-10(e).  In the event Grantee received other grants of restricted stock during the year, then the determinations described above shall be made on a cumulative basis and the reduction, if any, shall be applied pro rata across all such awards.

The reduction described above shall only occur if Grantee was subject to the Bonus Limitations on the date of grant.

In the event Grantee is not subject to the Bonus Limitations on the date of grant, but becomes subject to the Bonus Limitations prior to becoming vested in the Shares pursuant to the terms of the Agreement, then (i) that portion of this award, if any, that would have been reduced if Grantee had been subject to the Bonus Limitations on the date of grant shall not be considered a Long-Term Restricted Stock award and (ii) the remaining portion of this award shall continue to be treated as a Long-Term Restricted Stock award hereunder respecting the remaining portion of the Restricted Period on and following the date Grantee becomes subject to the Bonus Limitations.

4.Effect of TARP Requirements on Vesting:
The Shares shall vest in accordance with the provisions of the Agreement; provided, however, that in the event Grantee is subject to the Golden Parachute Prohibitions at the time of Grantee’s termination of employment or a change in control (as provided under Q-1 and Q-9), then provisions of the Agreement relating to the vesting of the Shares in such circumstances shall apply only to the extent permitted by the TARP Requirements.

In the event Grantee was not subject to the Bonus Limitations on the date of grant of the award but becomes subject to the Bonus Limitations prior to becoming vested in the Shares pursuant to the terms of the Agreement, then the vesting of that portion (if any) of the Shares that is not a Long-Term Restricted Stock award shall be limited to the extent necessary to comply with the Bonus Limitations as described in Q-10 and the above provisions of this TARP Addendum.

5.Tax Treatment:
Grantee understands and acknowledges that the Shares covered by the award may become taxable to Grantee prior to the date transfer of such Shares is permitted under the TARP Requirements. In such event and as permitted by TARP Requirements, Shares having a fair market value equal to the minimum required statutory tax withholding shall be withheld from the award in satisfaction of such tax withholding. Grantee acknowledges that such withholding shall not be permitted if Grantee is subject to the Bonus Limitations on the date of grant and Grantee makes a Section 83(b) election to be taxed on the value of the Shares on that date.